Exhibit 10.2
ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “ Agreement ”) is made as of June 6, 2011, by and among CONSORTEUM HOLDINGS, INC . , a Nevada corporation (“ Assignee ”), and MEDIA EXCHANGE GROUP, INC . , a Nevada corporation (“ Assignor ”).

W I T N E S S E T H:

WHEREAS , Assignor is party to that certain asset purchase agreement, dated on even date herewith (the “Purchase Agreement”), by and between the Assignor and Assignee, pursuant to the Assignor has agreed to sell certain assets to the Assignee under certain terms and conditions set forth in the Purchase Agreement; and

WHEREAS , pursuant to the provisions of the Purchase Agreement, and as a condition to the obligations of the parties thereunder, Assignor desires to assign to Assignee all of Assignor’s rights, title and interest under the convertible promissory notes set forth in the names and amounts on Appendix A annexed hereto (collectively, the “Notes”) and Assignee is willing to accept assignment of such rights and obligations thereunder.

NOW, THEREFORE , in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, Assignor and Assignee, intending to be legally bound, hereby agree as follows:

1. Defined Terms; Interpretation . Except as otherwise set forth herein, capitalized terms used herein have the meanings assigned to them in the Purchase Agreement.

2. Assignment and Assumption . Effective as of the date hereof, (a) Assignor hereby conveys, assigns, and transfers to Assignee, its successors and permitted assigns, all of Assignor’s rights, title and interest in and to the Notes and delegates to Assignee all of its duties and obligations to be performed, or arising on or after the date hereof under the Notes, and (b) Assignee hereby accepts the above assignment of all of Assignor’s rights, title and interest to the Notes and the rights and delegation of duties and obligations and agrees to be bound by and to assume such duties and obligations.

3. Representations and Warranties of Assignor. Assignor represents and warrants to Assignee as of the date hereof and as of the Closing Date that:

a. Assignor has the legal right and requisite power and authority to make and enter into this Agreement, and to perform its obligations hereunder and to comply with the provisions hereof. The execution, delivery and performance of this Agreement by Assignor has been duly authorized by all necessary company action on its part. The execution, delivery and performance of this Agreement by Assignor does not and will not contravene the charter, bylaws or other organizational documents of Assignor. This Agreement has been duly executed and delivered by Assignor and constitute the valid and binding obligation of Assignor enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

b. The execution, delivery and performance of this Agreement by Assignor and the compliance by Assignor with the provisions hereof, do not and will not (with or without notice or lapse of time, or both) conflict with, or result in any violation of, or default under, or give rise to any right of termination, cancellation or acceleration of any obligation under any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Assignor or any of its properties or assets, other than any such conflicts, violations, defaults, or other effects which, individually or in the aggregate, do not and will not prevent, restrict or impede Assignor’s performance of its obligations under and compliance with the provisions of this Agreement and the other transaction documents executed in connection herewith.

c. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or regulatory authority or any other person or entity (other than any of the foregoing which have been obtained and, at the date in question, are then in effect) is required under existing laws as a condition to the execution, delivery or performance of this Agreement by Assignor.

4. Representations and Warranties of Assignee. Assignee represents and warrants to Assignor as of the date hereof and as of the Closing Date that:

a. Assignee has the legal right and requisite power and authority to make and enter into this Agreement, and to perform its obligations hereunder and to comply with the provisions hereof. The execution, delivery and performance of this Agreement by Assignee have been duly authorized by all necessary corporate action on its part. The execution, delivery and performance of this Agreement by Assignee does not and will not contravene the charter, bylaws or other organizational documents of Assignee. This Agreement has been duly executed and delivered by Assignee and constitutes the valid and binding obligation of Assignee enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

b. The execution, delivery and performance of this Agreement by Assignee and the compliance by Assignee with the provisions hereof and thereof, do not and will not (with or without notice or lapse of time, or both) conflict with, or result in any violation of, or default under, or give rise to any right of termination, cancellation or acceleration of any obligation under any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Assignee or any of its properties or assets, other than any such conflicts, violations, defaults, or other effects which, individually or in the aggregate, do not and will not prevent, restrict or impede Assignee’s performance of its obligations under and compliance with the provisions of this Agreement and the other transaction documents executed in connection herewith.

c. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or regulatory authority or any other person or entity (other than any of the foregoing which have been obtained and, at the date in question, are then in effect) is required under existing laws as a condition to the execution, delivery or performance of this Agreement and the Station Purchase Agreement by Assignee.

5. Further Assurances . Each party to this Agreement agrees to execute, acknowledge, deliver, file and record, and to cause to be executed, acknowledged, delivered, filed and recorded, such further certificates, instruments, and documents and to do, and cause to be done, all such other acts and things, including the filing or any amendment or other documentation in the appropriate jurisdiction to transfer the Security Interest to Assignee, as may be required by law, or as may, in the reasonable opinion of the other party hereto, be necessary or advisable to carry out the purposes of this Agreement.

6. Binding Effect; Amendments . This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. No modification, amendment or waiver of any provision of, or consent or approval required by, this Agreement, nor any consent to or approval of any departure herefrom, shall be effective unless it is in writing and signed by the party against whom enforcement of any such modification, amendment, waiver, consent or approval is sought.

7. Governing Law . All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

8. Assignment . Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Assignee without the prior written consent of Assignor, such consent to be in its sole and absolute discretion. Without the consent of Assignee, Assignor may assign its rights and obligations under this Agreement to any other party or parties; provided that Assignor shall not thereby be released of its obligations hereunder.

9. Severability . If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

10. Notices . Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

11. Entire Agreement . The Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules

12. Survival . The representations, warranties, agreements and covenants contained herein shall survive the Closing.

13. No Waiver . The waiver by any party of the breach of any of the terms and conditions of, or any right under, this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right. No such waiver shall be binding or effective unless expressed in writing and signed by the party giving such waiver.

14. Execution . This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ASSIGNOR:

MEDIA EXCHANGE GROUP, INC .

By:	/s/ Joseph R. Cellura
Name: Joseph R. Cellura
Title: Authorized Signatory

ASSIGNEE :

CONSORTEUM HOLDINGS, INC.

By:	/s/ Craig Fielding
Name: Craig Fielding
Title: CEO